EXECUTION COPY

FIRST AMENDMENT TO POOLING AND SERVICING AGREEMENT

This FIRST AMENDMENT dated as of October 26, 2007 (this “Amendment”), to that certain Pooling and Servicing Agreement, dated as of February 1, 2007 (the “Agreement”), by and among BANC OF AMERICA COMMERCIAL MORTGAGE INC. as depositor (the “Depositor”), BANK OF AMERICA, N.A., as master servicer, CWCAPITAL ASSET MANAGEMENT LLC, as special servicer, and LASALLE BANK NATIONAL ASSOCIATION (“LaSalle”), as trustee and REMIC administrator (the “Trustee”), with respect to Banc of America Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 2007-1, is executed by and among the parties to the Agreement.

WHEREAS, LNR Partners, Inc. resigned as special servicer and was replaced by CWCapital Asset Management LLC under the Agreement on September 17, 2007;

WHEREAS, Section 8.11 of the Agreement authorizes the Trustee to appoint a Custodian to provide custodial services on behalf of the Trustee;

WHEREAS, the Trustee has appointed LaSalle to serve as Custodian under the Agreement;

WHEREAS, Section 8.11 of the Agreement currently prohibits the Depositor, any Mortgage Loan Seller or any Affiliate of any of them from serving as Custodian;

WHEREAS, Bank of America Corporation acquired ABN AMRO North America Holding Company, the indirect parent of LaSalle, on October 1, 2007 making LaSalle an Affiliate of both the Depositor and Bank of America, N.A. in its capacity as a Mortgage Loan Seller;

WHEREAS, the parties desire that LaSalle have the opportunity to continue to serve as Custodian under the Agreement; and

WHEREAS, Section 12.01(a)(vii) of the Agreement authorizes amendment of the Agreement by the parties thereto for any purpose not otherwise enumerated in Section 12.01(a), subject to the conditions set forth therein.

NOW, THEREFORE, the parties hereto agree as follows:

SECTION 1. Effectiveness.  This Amendment will be effective as of December 28, 2007 (the “Effective Date”), by which date the conditions precedent set forth in Section 12.01 of the Agreement shall have been satisfied.

SECTION 2. Definitions.  All capitalized terms used herein without definition shall have the respective meanings assigned thereto in the Agreement.

SECTION 3. Amendments.  As of the Effective Date, the Agreement shall be amended as follows:

(a) The definition of “Custodian” in the Agreement is hereby deleted in its entirety and replaced with the following:

“Custodian”: A Person who is at any time appointed by the Trustee pursuant to Section 8.11 as a document custodian for the Mortgage Files, which Person shall not be (i) the Depositor or an Affiliate thereof or (ii) a Mortgage Loan Seller or an Affiliate thereof, unless in either case the Custodian is unaffiliated with the Trustee.

(b) The second sentence of Section 8.11 of the Agreement is hereby amended to delete “the Depositor, any Mortgage Loan Seller or any Affiliate of any of them” and such language is replaced with “(i) the Depositor or an Affiliate thereof or (ii) any Mortgage Loan Seller or an Affiliate thereof, unless in either case the Custodian is unaffiliated with the Trustee”.

SECTION 4. Reference to and Effect in the Agreement.  As of the Effective Date, all references in the Agreement to itself shall be deemed to refer to the Agreement as amended and supplemented by this Amendment.  Except as otherwise specified in this Amendment, the Agreement shall remain in all respects unchanged and in full force and effect.

SECTION 5. Execution in Counterparts.  This Amendment may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall constitute an original, but all such counterparts shall together constitute but one and the same instrument.

SECTION 6. Governing Law.  THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SAID STATE, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

[SIGNATURES FOLLOW]

2

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective duly authorized officers, as of the date first above written.

BANC OF AMERICA COMMERCIAL MORTGAGE INC.
Depositor

By: /s/ John Palmer
Name:
Title:

BANK OF AMERICA, N.A.
Master Servicer

By: /s/ Cynthia G. Downs
Name:
Title:

CWCAPITAL ASSET MANAGEMENT LLC
Special Servicer

By:
Name:
Title:

LASALLE BANK NATIONAL ASSOCIATION
Trustee and REMIC Administrator

By:
Name:
Title:

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective duly authorized officers, as of the date first above written.

BANC OF AMERICA COMMERCIAL MORTGAGE INC.
Depositor

By:
Name:
Title:

BANK OF AMERICA, N.A.
Master Servicer

By:
Name:
Title:

CWCAPITAL ASSET MANAGEMENT LLC
Special Servicer

By: /s/ David B. Iannarone
Name: David B. Iannarone
Title: Managing Director

LASALLE BANK NATIONAL ASSOCIATION
Trustee and REMIC Administrator

By:
Name:
Title:

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective duly authorized officers, as of the date first above written.

BANC OF AMERICA COMMERCIAL MORTGAGE INC.
Depositor

By:
Name:
Title:

BANK OF AMERICA, N.A.
Master Servicer

By:
Name:
Title:

CWCAPITAL ASSET MANAGEMENT LLC
Special Servicer

By:
Name:
Title:

LASALLE BANK NATIONAL ASSOCIATION
Trustee and REMIC Administrator

By: /s/ Barbara L. Marik
Name: Barbara L. Marik
Title: Senior Vice President